Exhibit 99.1

NMI Holdings, Inc. Reports Third Quarter 2013 Financial Results

EMERYVILLE, CA - Nov. 20, 2013 - NMI Holdings, Inc., (NASDAQ: NMIH) (the “Company”), the parent company of National Mortgage Insurance Corporation (National MI), today reported its results for the three months ended September 30, 2013. The Company reported a net loss for the quarter ended September 30, 2013 of $13.9 million, or $0.25 per share, and a net loss of $42.1 million, or $0.76 per share, for the first nine months of 2013.

For the third quarter of 2013, the Company had total revenues of $2.2 million, primarily comprised of $1.5 million of investment income and $0.5 million in earned premiums. The majority of premiums earned for the period are attributed to a mortgage pool transaction with Fannie Mae which became effective on September 1, 2013. For the nine months ending September 30, 2013, the Company had total revenues of $3.4 million, primarily comprised of $3.3 million of investment income.

"In the third quarter of 2013, National MI entered into a mortgage credit risk transaction with Fannie Mae to provide coverage on approximately $5.2 billion in single family mortgages. We expect to earn an estimated $20 million in premiums over the 10 year coverage term," said Bradley Shuster, Chairman and CEO of NMI Holdings, Inc. "We are pleased that Fannie Mae selected National MI to provide credit risk coverage on this group of loans. We believe the marketplace recognizes the need for a new, well-capitalized, counter-party in the market. National MI brings a strong, unencumbered capital base and a low risk-to-capital ratio which is well-suited for this transaction."

Total expenses for the quarter were $16.0 million, of which payroll and related expenses represented approximately 44% of the total expenses for the period. For the nine months ending September 30, 2013, the Company had total expenses of $45.5 million.

At September 30, 2013, the Company had approximately $446 million of cash and investments and book equity of $447 million amounting to $8.03 in book value per share.

On November 14, 2013, the Company closed its initial public offering of 2,415,000 shares of common stock (including shares purchased by the underwriters pursuant to exercise of the over-allotment option) at a public offering price of $13.00 per share, before underwriting discounts. In addition, certain existing stockholders sold 3,395 shares in the offering. Gross proceeds to the Company were $31.4 million and net proceeds after underwriting discounts and other offering expenses and reimbursements were approximately $29 million. The Company did not receive any proceeds from the sale of shares by the selling stockholders.

"I am very pleased with our accomplishments in the past several quarters," Shuster said. "In less than a year, we have obtained GSE approvals and licenses in 49 out of 51 jurisdictions, made the Company operational, and began issuing mortgage insurance policies to serve the needs of the housing market. We believe the mortgage industry recognizes the value of a well-capitalized company with a master policy that provides customers with what we consider to be an unprecedented certainty of coverage."

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, November 20, 2013 at 2:00 p.m. Pacific time to allow analysts and stockholders the opportunity to hear management discuss the Company's quarterly results. The conference call will be broadcast live on the Company’s website, in the "Investor Relations" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers using conference ID: 12743586, or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI) is headquartered in Emeryville, California, in the San Francisco Bay Area. NMI Holdings, Inc., National MI’s parent company, raised over $500 million of capital in a private placement of its securities in April 2012, and completed its initial public offering in November 2013. National MI has received approval from Fannie Mae and Freddie Mac as a qualified mortgage insurer, and has been approved to provide mortgage insurance in 48 states and the District of Columbia.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors” in our most recent Registration Statement on Form S-1, and described from time to time in subsequent reports, filed with the U.S. Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. Consequently, our actual results could differ materially from those anticipated in such forward-looking statements contained in this press release. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Media Contact:
Mary McGarity
Strategic Vantage Marketing & Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	NMI Holdings, Inc. (A Development Stage Company)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(In Thousands, except per share data)
Revenues
Direct premiums written	$482	$—	$483	$—
Net premiums earned	482	—	483	—
Net investment income	1,519	1	3,336	1
Other revenue	160	—	(438)	—
Total Revenues	2,161	1	3,381	1
Expenses
Payroll and related	7,090	4,086	20,896	5,915
Share-based compensation	1,968	2,045	8,827	3,091
Professional fees	2,349	1,143	5,577	2,470
Depreciation and amortization	2,045	—	3,892	—
Information technology	1,328	281	3,455	282
Other	1,254	559	2,833	2,938
Total Expenses	16,034	8,114	45,480	14,696
Net Loss	$(13,873)	$(8,113)	$(42,099)	$(14,695)

Share Data
Basic and Diluted loss per share	$(0.25)	$(0.15)	$(0.76)	$(0.46)
Book value per share	$8.03	$8.99	$8.03	$8.99
Weighted average common	55,637,480	55,500,100	55,589,674	32,003,750
Shares outstanding	55,637,480	55,500,100	55,637,480	55,500,100

CONDENSED CONSOLIDATED BALANCE SHEETS
	NMI Holdings, Inc. (A Development Stage Company)
	September 30,	December 31,	September 30,
	2013	2012	2012
	(unaudited)		(unaudited)
	(In Thousands)
Cash and cash equivalents	$34,097	$485,855	$494,784
Restricted cash	—	40,338	20,830
Investment securities	411,983	4,864	3,458
Accrued investment income	1,834	—	—
Goodwill and other intangible assets	3,634	3,634	4,702
Software and equipment, net	9,054	7,550	5,761
Other assets	1,117	527	457
Total Assets	$461,719	$542,768	$529,992
Accounts payable and accrued expenses	$9,276	$8,707	$5,339
Purchase fees and purchase consideration payable	—	40,338	20,830
Warrant liability	5,452	4,842	5,120
Other liabilities	133	133	—
Total Liabilities	14,861	54,020	31,289
Total Stockholders' Equity (Deficit)	446,858	488,748	498,703
Total Liabilities and Stockholders' Equity	$461,719	$542,768	$529,992